Exhibit 11
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

                                      CHIQUITA BRANDS INTERNATIONAL, INC.

                             COMPUTATION OF EARNINGS PER COMMON SHARE (Unaudited)
                                   (In thousands, except per share amounts)

                                                          Quarter Ended               Six Months Ended
                                                             June 30,                       June 30,
                                                      1996            1995            1996            1995
A.  Primary earnings per common share

  Income from continuing operations                 $  43,089     $    32,095     $    67,317   $     65,694
  Dividends on Series A Preferred Stock                (2,066)         (2,066)         (4,133)        (4,133)
                                                   ----------      ----------      ----------     ----------
  Income from continuing operations
      attributable to common shares                    41,023          30,029          63,184         61,561
  Discontinued operations                                  --           2,035              --          6,064
                                                   ----------      ----------      ----------     ----------
  Income attributable to common shares
      before extraordinary item                        41,023          32,064          63,184         67,625
  Extraordinary loss from debt refinancing             (5,556)         (4,713)         (5,556)        (4,713)
                                                   ----------      ----------      ----------     ----------


  Net income attributable to common shares          $  35,467     $    27,351     $    57,628   $     62,912
                                                   ==========      ==========      ==========     ==========

  Shares used in calculation of per share data:
      Weighted average common and equivalent
         Series C preference shares outstanding        55,408          53,512          55,249         53,279
      Less restricted common shares                      (278)           (419)           (294)          (405)
      Dilutive effect of assumed exercise of
         stock options and warrants                       854             814             997            820

                                                   ----------      ----------      ----------     ----------
                                                       55,984          53,907          55,952         53,694
                                                   ==========      ==========      ==========     ==========


  Primary earnings per common share:
      Continuing operations                         $     .73     $       .55     $      1.13   $       1.15
      Discontinued operations                              --             .04              --            .11
      Extraordinary item                                 (.10)           (.08)           (.10)          (.09)
                                                   ----------      ----------      ----------     ----------
      Net income                                    $     .63     $       .51     $      1.03   $       1.17

                                                   ==========      ==========      ==========     ==========
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                                                        Exhibit 11 (continued)
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
                                      CHIQUITA BRANDS INTERNATIONAL, INC.

                             COMPUTATION OF EARNINGS PER COMMON SHARE (Unaudited)
                                   (In thousands, except per share amounts)


                                                        Quarter Ended                  Six Months Ended
                                                           June 30,                       June 30,
                                                    1996            1995           1996           1995
B.  Fully diluted earnings per common share

  Income from continuing operations               $  43,089      $   32,095    $    67,317    $   65,694
  Discontinued operations                                --           2,035             --         6,064
                                                   --------        --------       --------      --------
  Income before extraordinary item                   43,089          34,130         67,317        71,758
  Extraordinary loss from debt refinancing           (5,556)         (4,713)        (5,556)       (4,713)
                                                  ---------        --------       --------      --------
  Net income                                      $  37,533      $   29,417    $    61,761    $   67,045

                                                  =========        ========       ========      ========

  Shares used in calculation of per share data:
      Weighted average common and equivalent
         Series C preference shares outstanding      55,408          53,512         55,249        53,279
      Less restricted common shares                    (278)           (399)          (284)         (384)
      Dilutive effect of assumed conversion of
         Series A Preferred Stock                     7,566           7,566          7,566         7,566
      Dilutive effect of assumed exercise of
         options and warrants                           854           1,036          1,158           938
                                                   --------        --------       --------      --------

                                                     63,550          61,715         63,689        61,399
                                                   ========        ========       ========      ========

  Fully diluted earnings per common share:
      Continuing operations                       $     .68      $      .52    $      1.06    $     1.07
      Discontinued operations                            --             .03             --           .10
      Extraordinary item                               (.09)           (.07)          (.09)         (.08)

                                                   --------        --------       --------      --------
      Net income                                  $     .59      $      .48    $       .97    $     1.09
                                                   ========        ========       ========      ========

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